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                                                               EXHIBIT 10.96


                                      AGREEMENT

THIS AGREEMENT is dated as of April 29, 1996, by and between DAVID B. POMEROY ("D. Pomeroy") POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("PCR").

                                     WITNESSETH:

WHEREAS, PCR has entered into a Settlement Agreement of even date with Vanstar Cor-corporation, et al.;

WHEREAS, incident to such Settlement Agreement, PCR is indebted to Vanstar Corporation in the amount of $1,650,000.00 under the terms of a Promissory Note of even date. Such note is due and payable within 120 days of the execution of such note;

WHEREAS, to facilitate such Settlement Agreement between PCR and Vanstar Corporation, D. Pomeroy has agreed to pledge 100,000 shares of the common stock of PCR owned by D. Pomeroy;

WHEREAS, PCR has agreed to indemnify D. Pomeroy in the event D. Pomeroy would incur any loss incident to the pledging of such stock as security for PCR's obligation to Vanstar Corporation;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement hereinafter set forth, the parties hereto agree as follows:

1. In consideration of D. Pomeroy pledging 100,000 shares of the common stock of PCR to Vanstar Corporation, PCR hereby agrees to indemnify and hold harmless D. Pomeroy, his successors, heirs and assigns, from any loss, including reasonable attorney's fees incurred by D. Pomeroy, as a result of
    D. Pomeroy's pledging of 100,000 shares of PCR's stock to Vanstar
    Corporation.

2. This Agreement shall binding upon the successors, heirs and assigns of the parties hereto.

IN WITNESS WHEREOF, that the parties hereto have executed this Agreement as of the date first set forth above.

                                       DAVID B. POMEROY


                                        /s/ David B. Pomeroy
                                       --------------------------------------

                                       POMEROY COMPUTER RESOURCES, INC.

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                                       By: \s\ Edwin S. Weinstein
                                          -----------------------------------
                                            Edwin S. Weinstein, Chief Financial
                                            Officer